As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333-123642

Registration No. 333-156185

Registration No. 333-165637

Registration No. 333-195800

Registration No. 333-208067

Registration No. 333-217835

Registration No. 333-219779

Registration No. 333-238154

Registration No. 333-256264

Registration No. 333-264723

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to Form S-8 Registration Statement (No. 333-123642)

Post-Effective Amendment No. 3 to Form S-8 Registration Statement (No. 333-156185)

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-165637)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-195800)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-208067)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-217835)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-219779)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-238154)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-256264)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-264723)

UNDER

THE SECURITIES ACT OF 1933

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	11-6040273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 West 18th Street, 7th Floor

New York, New York 10011

(Address and zip code of principal executive offices)

Weight Watchers International, Inc. 2004 Stock Incentive Plan

Weight Watchers International, Inc. 2008 Stock Incentive Plan

Weight Watchers International, Inc. 2014 Stock Incentive Plan

Weight Watchers International, Inc. Term Sheet and Terms and Conditions for Consultant Stock Option Awards (Oprah Winfrey)

Second Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan

Weight Watchers International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award – Inducement Grant)

WW International, Inc. Term Sheet and Terms and Conditions for Consultant Stock Option Award (Oprah Winfrey)

Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan

WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $30.00 exercise price)

WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $50.00 exercise price)(Full title of the plan)

Jacqueline Cooke, Esq.

WW International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth Wallach, Esq.

Charles Mathes, Esq.

Gillian Emmett Moldowan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

WW International, Inc. (the “Registrant”) is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have previously been filed with the Securities and Exchange Commission (the “Commission”), to deregister, effective immediately, any and all shares of the Registrant’s common stock, no par value (the “Common Stock”), registered but unsold or otherwise unissued under each Registration Statement as of the date hereof:

•

Registration Statement File No. 333-123642, filed with the Commission on March 29, 2005, as amended by Post-Effective Amendment No. 1, filed with the Commission on February 10, 2012, and as further amended by Post-Effective Amendment No. 2, filed with the Commission on May 8, 2014, which originally registered 2,500,000 shares of Common Stock and associated preferred stock purchase rights issuable under the Weight Watchers International, Inc. 2004 Stock Incentive Plan;

•

Registration Statement File No. 333-156185, filed with the Commission on December 16, 2008, as amended by Post-Effective Amendment No. 1, filed with the Commission on February 10, 2012, and as further amended by Post-Effective Amendment No. 2, filed with the Commission on May 8, 2014, which originally registered 3,000,000 shares of Common Stock and associated preferred stock purchase rights issuable under the Weight Watchers International, Inc. 2008 Stock Incentive Plan;

•

Registration Statement File No. 333-165637, filed with the Commission on March 23, 2010, as amended by Post-Effective Amendment No. 1, filed with the Commission on February 10, 2012, which originally registered 550,272 shares of Common Stock and associated preferred stock purchase rights issuable under the Weight Watchers International, Inc. 2008 Stock Incentive Plan;

•

Registration Statement File No. 333-195800, filed with the Commission on May 8, 2014, registering 3,500,00 shares of Common Stock issuable under the Weight Watchers International, Inc. 2014 Stock Incentive Plan;

•

Registration Statement File No. 333-208067, filed with the Commission on November 17, 2015, registering 3,513,468 shares of Common Stock issuable under the Weight Watchers International, Inc. Term Sheet and Terms and Conditions for Consultant Stock Option Awards (Oprah Winfrey);

•

Registration Statement File No. 333-217835, filed with the Commission on May 10, 2017, registering 5,000,000 shares of Common Stock issuable under the Second Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan;

•

Registration Statement File No. 333-219779, filed with the Commission on August 8, 2017, registering 500,000 shares of Common Stock issuable under the Weight Watchers International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award – Inducement Grant);

•

Registration Statement File No. 333-238154, filed with the Commission on May 11, 2020, registering 3,276,484 shares of Common Stock issuable under the WW International, Inc. Term Sheet and Terms and Conditions for Consultant Stock Option Award (Oprah Winfrey);

•

Registration Statement File No. 333-256264, filed with the Commission on May 18, 2021, registering 4,000,000 shares of Common Stock issuable under the Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan; and

•

Registration Statement File No. 333-264723, filed with the Commission on May 5, 2022, registering 500,000 shares of Common Stock issuable under the WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $30.00 exercise price) and 500,000 shares of Common Stock issuable under the WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $50.00 exercise price).

This filing is made in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of November, 2025.

WW INTERNATIONAL, INC.
(Registrant)

By:	/s/ Jacqueline Cooke
Name:	Jacqueline Cooke
Title:	Chief Legal and Administrative Officer and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements on behalf of the Registrant in reliance upon Rule 478 under the Securities Act of 1933.